EXHIBIT 10.13
TERM NOTE

$20,000,000	Los Angeles, California
March 26, 2007
     FOR VALUE RECEIVED, the undersigned VIRCO MFG. CORPORATION (“Borrower”) promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) at its office at 333 South Grand Avenue, Suite 940, Los Angeles, California 90071, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of the Original Term Loan (as defined in the Credit Agreement referred to below) and, if advanced, the Incremental Term Loan (as defined in the Credit Agreement referred to below), in each case with interest thereon as set forth herein.
     This Term Note (this “Note”) evidences the Original Term Loan and the Incremental Term Loan and replaces the Term Note originally issued on December 6, 2005 pursuant to the Amended and Restated Credit Agreement dated as of January 27, 2004 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) between Borrower and Bank. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. Reference hereby is made to the Loan Documents for a description of the assets in which a Lien has been granted, the nature and extent of the security and the guaranties, the terms and conditions upon which the Liens and each guaranty were granted and the rights of the holder of this Note in respect thereof.
DEFINITIONS:
     As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:
     (a) “Prime Rate” means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.
INTEREST:
     (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time plus 0.50%. Each change in the Prime Rate shall become effective on the date such change is announced within Bank.
     (b) Payment of Interest. Interest accrued on this Note shall be payable on the first day of each month, commencing April 1, 2007.
     (c) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360 day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.
REPAYMENT AND PREPAYMENT:
     (a) Repayment. The Term Loan evidenced hereby shall be payable as follows and without set off, counterclaim or reduction of any kind:
     (i) on or before October 15, 2007, not less than $10,000,000 aggregate principal amount of the principal Indebtedness evidenced hereby shall have been repaid;
     (ii) after October 15, 2007 and on or before October 15, 2008, not less than an incremental $5,000,000 aggregate principal amount of the principal Indebtedness evidenced hereby shall have been repaid;
     (iii) on the date of the consummation of any disposition of any assets of Borrower or any of its Subsidiaries (other than a disposition permitted by Section 5.6 of the Credit Agreement), an amount of the cash proceeds received in connection such disposition equal to the excess, if any, of the aggregate cash proceeds received in connection with all dispositions of assets (other than those permitted by Section 5.6 of the Credit Agreement) less (A) any fees, costs, commissions and expenses reasonably incurred in connection with such dispositions and (B) the taxes actually paid or to be payable by Borrower (as estimated by the chief financial officer of Borrower, giving effect to the overall tax position of Borrower), over $500,000, shall be payable in respect of the Indebtedness evidenced hereby; such payment shall be applied in the inverse order of the maturities due hereunder (and, Borrower acknowledges that nothing contained in this subclause (ii) shall permit Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 5.6 of the Credit Agreement); and
     (iv) the principal Indebtedness evidenced hereby shall be payable on the Term Loan Termination Date.
     (b) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.
     (c) Prepayment. Borrower may prepay principal on any portion of this Note at any time, in any amount and without penalty. Any such prepayment shall be applied in the inverse order of the maturities due hereunder.
EVENTS OF DEFAULT:
     Any default in the payment or performance of any obligation under this Note, or any defined Event of Default under the Credit Agreement, shall constitute an “Event of Default” under this Note.
MISCELLANEOUS:

     (a) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.
     (b) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

VIRCO MFG. CORPORATION

By:

	Name:	Robert E. Dose
	Title:	Vice President — Finance, Secretary and
Treasurer